 EXHIBIT (a)(1)(I)
Supplemental Notice to Holders of
Class A Ordinary Shares (including Class A Ordinary Shares Represented by American
Depositary Shares) of Moatable, Inc.
Regarding the Offer to Purchase for Cash by
Moatable, Inc.
Of Up to 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares Represented by ADSs)
At a Purchase Price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS)
To the holders of Class A Ordinary Shares of Moatable, Inc. (including Class A Ordinary Shares represented by American Depositary Shares):
On September 3, 2025, Moatable, Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company,” “Moatable,” “we,” “our” or “us”), initiated an offer to purchase up to 5,000,000 American Depositary Shares (the “ADSs”) of the Company, each representing 45 Class A ordinary shares, par value $0.001 per share (“Class A Ordinary Shares”), for purchase by us at a price of $3.00 per ADS net to the seller in cash, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer (as defined below) that will be paid to Citibank, N.A., the Company’s ADS depositary (the “ADS Depositary”), less any applicable withholding taxes, and without interest, upon the terms and subject to the conditions described in an Offer to Purchase dated September 3, 2025 (the “Initial Offer to Purchase”), in the related Letter of Transmittal for holders of ADSs (together with any amendments or supplements thereto, the “ADS Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time.
This letter supplements the Company’s Initial Offer to Purchase as follows:
•
You may tender your Class A Ordinary Shares if they are not represented by ADSs. The “Offer” is amended to become an offer to purchase up to 225,000,00 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) at a price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes, and, in the case of ADSs, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., the Company’s ADS Depositary, and without interest. An updated Letter of Transmittal for Class A Ordinary Shares represented by ADSs (as may be amended or supplemented, the “ADS Letter of Transmittal) and Instruction Form for Class A Ordinary Shares not represented by ADSs (as may be amended or supplemented, the “Class A Instruction Form” and together with the ADS Letter of Transmittal, the “Letters of Transmittal”) have been provided as annexes to this letter;

•
The odd lot priority is revised to apply to holders of less than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), rather than holders of less than 100 ADSs;

•
A holder of Class A Ordinary Shares will not be required to obtain the Company’s consent to deposit Class A Ordinary Shares in exchange for ADSs or pay for any issuance fees payable to the ADS Depositary, in each case for the issuance of ADSs in exchange for Class A Ordinary Shares;

•
The Financing Condition (as defined in the Initial Offer to Purchase) is eliminated as a condition to the Offer and a summary of the material terms of the Company’s new credit facility is provided;

•
The number of Class A Ordinary Shares outstanding and related disclosures are updated; and

•
The Company discloses the factors it will consider when determining whether to voluntarily suspend its reporting obligations with the Securities and Exchange Commission (the “SEC”).

The Offer is not conditioned on any minimum number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) being tendered.
The Offer will expire at 12:00 midnight, New York City time, at the end of the day on September 30, 2025, unless the Offer is extended or terminated by us (the “Expiration Time”).
Our board of directors has authorized us to make the Offer. However, none of the Company, the members of our board of directors, our executive officers, Georgeson LLC, the information agent for the Offer (the

“Information Agent”), Citibank, N.A., the tender agent for the Offer (the “Tender Agent”), the ADS Depositary, or Needham & Company, LLC, the dealer manager for the offer (the “Dealer Manager”), makes any recommendation to you as to whether you should tender or refrain from tendering your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). We cannot predict how our Class A Ordinary Shares or ADSs will trade after the Expiration Time, and it is possible that our Class A Ordinary Share or ADS price will trade above the Purchase Price after the Expiration Time. You must make your own decision as to whether to tender your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) and, if so, how many Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) to tender. We recommend that you read carefully the information in the Initial Offer to Purchase, this letter, the applicable Letter of Transmittal and the other related materials that constitute part of the Offer, including our reasons for making the Offer, before taking any action with respect to the Offer. In addition, you should discuss whether to tender your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) with your broker or other financial tax advisors.
Except as specifically provided herein, the information contained in the Initial Offer to Purchase remains unchanged. You should read this letter together with the Tender Offer Statement on Schedule TO originally filed by the Company on September 3, 2025 (as amended or supplement from time to time, the “Schedule TO”) and all exhibits attached thereto.
Offer to Purchase up to 225,000,000 Class A Ordinary Shares at a Price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) and Updated Letters of Transmittal
This letter hereby notifies you that the Company is amending its offer set forth in the Initial Offer to Purchase to constitute an offer to purchase 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), rather than an offer to purchase 5,000,000 ADSs. You may tender Class A Ordinary Shares that are not represented by ADSs. As revised, the Company is offering to purchase up to 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), at a price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes, and, in the case of ADSs, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., the Company’s ADS Depositary, and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated September 3, 2025 (together with any amendments or supplements thereto, including the supplemental information provided in this letter, the “Offer to Purchase”), the related ADS Letter of Transmittal and Class A Instruction Form and other related materials as may be amended or supplemented from time to time, including by this Supplemental Notice, dated September 12, 2025 (collectively, with the Offer to Purchase and the Letters of Transmittal, the “Offer”). The Purchase Price per ADS has not changed from the Company’s Initial Offer to Purchase.
If you want to tender all or any portion of your Class A Ordinary Shares not represented by ADSs, you must do one of the following before the Offer expires at 12:00 midnight, New York City time, at the end of the day on September 30, 2025 (unless the Offer is extended):
•
You must complete and submit the Class A Instruction Form with respect to Class A Ordinary Shares to Maples Fund Services (Cayman) Limited, the Company’s registrar (the “Registrar”), and, if your Class A Ordinary Shares are in certificated form, include such certificate(s) with the Class A Instruction Form; or

•
You must deposit such Class A Ordinary Shares with the ADS Depositary, subject to the terms and conditions set forth in the Deposit Agreement, in exchange for the issuance, by the ADS Depositary, of the corresponding ADSs and complete and timely submit the Letter of Transmittal with respect to ADSs. The Company has agreed to pay any issuance fee payable to the ADS Depositary for the issuance of ADSs in connection with the Offer. Please provide yourself sufficient time to complete the process to deposit your Class A Ordinary Shares with Citibank, N.A., as ADS Depositary, in exchange for ADSs. Please be advised that the ADS Depositary will close its books to ADS issuances five (5) business days prior to the Expiration Time. Accordingly, if you are a holder of Class A Ordinary Shares and you wish to receive corresponding ADSs to participate in the Offer, you must deposit your Class A Ordinary Shares with the ADS Depositary at least five (5) business days prior to Expiration Time.

If you are a holder of vested options, you may exercise your vested options and receive Class A Ordinary Shares, which you may then tender as described above for Class A Ordinary Shares. You must exercise your options sufficiently in advance of the Expiration Time to receive your Class A Ordinary Shares in order to tender. An exercise of an option cannot be revoked even if Class A Ordinary Shares received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.
As previously disclosed in the Initial Offer to Purchase, if you want to tender all or any portion of your ADSs, you must do one of the following before the Offer expires at 12:00 midnight, New York City time, at the end of the day on September 30, 2025 (unless the Offer is extended):
•
if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your ADSs for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

•
if you hold ADSs in book-entry form as a registered holder, complete and sign a Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to Citibank, N.A., the Tender Agent for the Offer, at one of the addresses shown on the back cover of the Initial Offer to Purchase and also shown below; or

•
if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your ADSs according to the procedures for book-entry transfer described in Section 3 in the Initial Offer to Purchase;

The ADS Letter of Transmittal is attached to this letter as Annex A. The Class A Instruction Form is attached to this letter as Annex B.
This Offer is for Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Tender of any other securities, including vested options without following the procedures noted above, will not be accepted and returned to the tendering securityholders at our expense promptly after the expiration or termination of the Offer.
There is no guaranteed delivery procedure for tendering of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) into the Offer, and you may not tender Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) subject to the condition that a specified minimum number of your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) tendered pursuant to the Class A Instruction Form or ADS Letter of Transmittal must be purchased if any Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) tendered are purchased.
You may withdraw any Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) you have tendered at any time before the Expiration Time, or any later time and date to which the Offer may be extended, in which case you may withdraw your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) until the Expiration Time, as extended. If we have not accepted for payment the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) you have tendered to us, you may also withdraw your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) at any time after 12:00 midnight, New York City time, at the end of the day on October 30, 2025, the completion of the 40th business day following the commencement of the Offer.
For a withdrawal to be effective, a notice of withdrawal must be in written form and must be received in a timely manner by the Tender Agent for ADSs or by Maples Fund Services (Cayman) Limited (the “Registrar”) for Class A Ordinary Shares not represented by ADSs. Any notice of withdrawal must specify the name of the tendering securityholder; the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) to be withdrawn; and the name of the registered holder of the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). If ADSs have been tendered pursuant to the procedure for book-entry transfer, the notice of withdrawal must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs and must otherwise comply with the Book-Entry Transfer Facility’s procedures.
We are not making the Offer to, and will not accept, any tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) from securityholders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make the Offer to securityholders in any such jurisdiction.
We expressly reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) sought in the Offer, subject to applicable law.
Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Time, we will accept for payment up to 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) (or such greater number as we may elect to purchase, subject to applicable law) that are properly tendered and not properly withdrawn. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), if more than 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are properly tendered in the Offer and not properly withdrawn, we may increase the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) accepted for payment in the Offer by no more than 2% of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) without extending the Offer.
For purposes of the Offer, we will be deemed to have accepted for payment (and therefore be deemed to have purchased), subject to proration and “odd lot” priority provisions of the Offer, Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) that are properly tendered and not properly withdrawn only when, as and if we give written notice to the Tender Agent and Registrar of our acceptance of the ADSs and Class A Ordinary Shares, respectively, for payment pursuant to the Offer.
Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Time, we will accept for payment and pay the Purchase Price, as applicable, for all of the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) accepted for payment in accordance with the Offer. In all cases, payment for Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and accepted for payment in accordance with the Offer will be made promptly, subject to possible delay due to proration, but with respect to ADSs, only after timely receipt by the Tender Agent of:
•
a timely confirmation of the book-entry transfer of the ADSs into the Tender Agent’s account at the Book-Entry Transfer Facility; and

•
one of (a) a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by the Letter of Transmittal, or (b) an Agent’s Message (as defined below) in the case of a book-entry transfer.

We will pay for Class A Ordinary Shares represented by ADSs purchased pursuant to the Offer by depositing the aggregate purchase price for the ADSs with the Tender Agent, which will act as agent for tendering securityholders for the purpose of receiving payment from us and transmitting payment to the tendering securityholders. We will pay for Class A Ordinary Shares not represented by ADSs purchased pursuant to the Offer by issuing a check for the purchase price for the Class A Ordinary Shares not represented by ADSs to the address provided in the Class A Instruction Form.
In the event of proration, the Company will determine the proration for each securityholder tendering Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). However, we expect that we will not be able to announce the final results of any proration or commence payment for any Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) purchased pursuant to the Offer until after the Expiration Time. ADSs tendered and not purchased, including ADSs not purchased due to proration and “odd lot” priority, in the case of ADSs tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the ADSs, to the tendering securityholder promptly after the expiration or termination of the Offer at our expense. Class A Ordinary Shares not represented by ADSs tendered and not purchased will be credited to the account maintained with the Registrar to the tendering securityholder promptly after the expiration or termination of the Offer at our expense and any Class A Ordinary Shares represented by certificates will be promptly returned to the tendering securityholder.
Under no circumstances will interest be paid on the Purchase Price for the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), regardless of any delay in making payment.
We will pay all share transfer taxes, if any, payable on the transfer to us of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are to be registered in the name of, any person other than the registered holder, or if tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are registered in the name of any person other than the person signing the Class A Instruction Form or ADS Letter of Transmittal, the amount of any share transfer taxes payable on account of the transfer to that person (whether imposed on the registered holder or the other person) may be deducted from such Purchase Price unless evidence satisfactory to us of the payment of the share transfer taxes, or exemption from payment of the share transfer taxes, is submitted. In addition, securityholders who tender ADSs will be required to pay for a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer to the ADS Depositary for ADSs tendered and accepted for payment, which the ADS Depositary will deduct from the purchase price received from the Company.
The description under “Section 12. Certain U.S. Federal Income Tax Consequences” of the Offer to Purchase describes the principal U.S. federal income tax consequences of the Offer to U.S. Holders (and, solely to the extent set forth under the heading “Information Reporting and Backup Withholding” in such section, Non-U.S. Holders) whose ADSs are properly tendered and accepted for payment pursuant to the Offer. The description applies also to U.S. Holders (and, solely to the extent set forth under the heading “Information Reporting and Backup Withholding” in such section, Non-U.S. Holders) whose Class A Ordinary Shares not represented by ADSs are properly tendered, treating each reference in that description to ‘ADSs’ as a reference instead to ‘Class A Ordinary Shares’. Securityholders who do not participate in the Offer will not incur any U.S. federal income tax liability as a result of the Offer.
You may contact the Information Agent, the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Manager is set forth at the end of this letter.
“Odd Lot” Priority Applies to any person who holds or beneficially owns a total of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs)
The Company is amending the Offer to reflect that the term “odd lots” means all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered prior to the Expiration Time at the Purchase Price, and not properly withdrawn, by any person who held or beneficially owned a total of fewer than 100 Class A Ordinary Shares and, if applicable, so certified in the appropriate place on the applicable Letter of Transmittal (an “Odd Lot Holder”). The Company previously noted that “odd lots” means all ADSs tendered by any person who held or beneficially owned a total of fewer than 100 ADSs. As a result of this change, “odd lots” applies only to any person who holds or beneficially owns a total of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Odd lots will be accepted for payment before any proration of the purchase of other tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in the aggregate, even if these holders have separate accounts representing fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Odd Lot Holders who hold Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in registered form and who wish to tender all of their Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) pursuant to the Offer should complete the section entitled “Odd Lots” in the applicable Letter of Transmittal.

As a result of this change to “odd lots”, if more than 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are properly tendered and not properly withdrawn prior to the Expiration Time, upon the terms and subject to the conditions of the Offer, we will purchase all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn prior to the Expiration Time in the following order of priority:
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First, all Class A Ordinary Shares owned in “odd lots” (less than 100 Class A Ordinary Shares, including Class A Ordinary Shares represented by ADSs), all of which have been properly tendered and not properly withdrawn prior to the Expiration Time.

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Second, all other tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) that have been properly tendered and not withdrawn prior to the Expiration Time on a pro rata basis with appropriate adjustments to avoid purchases of fractional Class A Ordinary Shares and ADSs, as described below. Such proration will apply to all securityholders without priority. If proration of tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) is required, we will determine the proration factor as promptly as practicable following the Expiration Time. Subject to adjustment to avoid the purchase of fractional Class A Ordinary Shares and ADSs, proration for each beneficial owner tendering Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) will be based on the ratio of the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn by the beneficial owner to the total number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn by all securityholders.

We may not purchase all of the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn because of proration and “odd lot” priority provisions described in this Offer to Purchase.
Removal of Requirement to Obtain Company Consent and Pay Issuance Fees to ADS Depositary in order to Deposit Class A Ordinary Shares for Conversion into ADSs in connection with the Offer
The Initial Offer to Purchase noted that, in order to deposit Class A Ordinary Shares for conversion into ADSs in connection with the Offer, the Company must consent to such deposit of Class A Ordinary Shares prior to conversion and the holder of Class A Ordinary Shares would be responsible for any issuance fees related to the issuance of ADSs.
If you elect to deposit your Class A Ordinary Shares for conversion into ADSs in connection with the Offer, you will not be required to obtain the consent of the Company for conversion of such Class A Ordinary Shares into ADSs and you will not be required to pay any issuance fees payable to the ADS Depositary. The Company has agreed to pay for any such issuance fees payable to the ADS Depositary.
Elimination of Financing Condition as a Condition to the Offer and Entry into New $9.75 Million Credit Facility
The Company hereby notifies you that it has eliminated the Financing Condition (as defined in the Initial Offer to Purchase) as a condition to the Offer and all references to the Financing Condition should be deemed to be removed from the Initial Offer to Purchase.
On September 11, 2025, Moatable US Holdco Inc., Lofty, Inc., and Trucker Path, Inc., each wholly owned subsidiaries of the Company, jointly and severally as borrowers (the “Borrowers”), entered into a new $9.75 million senior secured credit facility (the “Credit Facility”) pursuant to that certain credit agreement (the “Loan Agreement”), dated as of September 11, 2025, with PNC Bank, National Association (“PNC”), as lender. The Borrowers borrowed $9.75 million under the Credit Facility on September 11, 2025.
The Credit Facility will mature on October 31, 2026. Borrowings under the Credit Facility will bear interest at a rate per annum equal to the Daily Simple SOFR (as defined in the Loan Agreement) plus 1.50%, plus a credit spread adjustment of 0.1%. The Borrowers will also be required to pay a commitment fee for the unused portion of the Credit Facility of 0.15%.

Any borrowings under the Credit Facility may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty. Any amounts repaid under the Credit Facility may not be reborrowed. The Credit Facility does not require any mandatory prepayments or amortization payments.
The Credit Facility will be 100% cash collateralized. Additionally, the Company will establish an interest reserve equal to three months’ worth of interest payments.
The Loan Agreement contains certain customary representations and warranties and customary restrictive covenants including covenants regarding additional indebtedness, asset transfers, liens, investments and acquisitions, transactions with affiliates, prepayments of indebtedness, and restricted payments. The Loan Agreement also contains certain customary events of default. If an event of default has occurred and continues beyond any applicable cure period, interest will accrue at 2% per annum higher than the rate of interest applicable.
The Company plans to fund any purchase of its Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) pursuant to the Offer, including the related fees and expenses, using cash on hand and funds borrowed under the Credit Facility.
Updated Class A Outstanding Shares and Related Disclosure
As of August 27, 2025, we had 653,415,163 Class A Ordinary Shares outstanding (including 14,279,371 ADSs, representing 642,571,713 Class A Ordinary Shares) and 170,258,970 Class B ordinary shares, par value $0.001 per share (“Class B Ordinary Shares”), outstanding. The 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) that we are offering to purchase hereunder represent approximately 34.4% of the total number of our outstanding Class A Ordinary Shares and approximately 27.3% of our outstanding share capital as of August 27, 2025. If the Offer is fully subscribed, we would have approximately 428,415,163 Class A Ordinary Shares (including 9,279,371 ADSs, representing 417,571,713 Class A Ordinary Shares) outstanding immediately following the purchase of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) tendered in the Offer. The actual number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) outstanding immediately following completion of the Offer will depend on the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) tendered and purchased in the Offer.
Mr. Joseph Chen, our Chairman and Chief Executive Officer, beneficially owns 4,891,021 Class A Ordinary Shares, 268,726,545 Class A Ordinary Shares represented by 5,971,701 ADSs and 170,258,970 Class B Ordinary Shares, which represents all of our outstanding Class B Ordinary Shares. Mr. Chen has informed us that he does not intend to participate in this Offer. Our other directors and executive officers are entitled to participate in the Offer on the same basis as all other securityholders and certain of our directors and executive officers may tender Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in the Offer. The equity ownership of our directors and executive officers who do not tender their Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in the Offer, including Mr. Chen, will proportionally increase as a percentage of our outstanding ordinary shares following the consummation of the Offer. If the Offer is fully subscribed, Mr. Chen will beneficially own approximately 63.9% of our outstanding Class A Ordinary Shares and all of our outstanding Class B Ordinary Shares, which would collectively represent 92.7% of the combined voting power immediately after the Offer.
The following table replaces the table in our Initial Offer to Purchase to reflect the updated outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) with respect to the beneficial ownership of our ordinary shares (including Class A Ordinary Shares and Class A Ordinary Shares represented by ADSs), as of August 27, 2025, by:
•
each of our directors and executive officers; and

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each person known to us to own beneficially more than 5% of our ordinary shares (by number or by voting power).

The calculations in the table below are based on 823,674,133 ordinary shares outstanding as of August 27, 2025, including 653,415,163 Class A Ordinary Shares and 170,258,970 Class B Ordinary Shares.

	Ordinary Shares Beneficially Owned as of August 27, 2025						American Depositary Shares Beneficially Owned as of August 27, 2025***
	Class A Ordinary Share		Class B Ordinary Share		Percentage of total ordinary shares on an as converted basis	Percentage of aggregate voting power**	Number	%
	Number	%	Number	%
Directors and Executive Officers:
Joseph Chen(1)	273,617,566	41.9%	170,258,970	100.0%	53.9%	83.9%	5,971,701	41.8%
Scott Stone	—	—	—	—	—	—	—	—
James Jian Liu(2)	71,814,827	11.0%	—	—	8.7%	3.0%	1,592,993	11.2%
Grant Moon	888,165	*	—	—	*	*	19,737	*
All directors and executive officers as a group (4 persons)	346,320,558	53.0%	170,258,970	100.0%	62.7%	87.0%	7,584,431	59.2%
5% Shareholder:
Cosmic Giant International Ltd(3)	93,358,710	14.3%	—	—	11.3%	4.0%	2,074,638	14.5%

*
Represents beneficial ownership of less than 1%.

**
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. In respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to ten votes, voting together as one class. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

***
The number of Class A Ordinary Shares represented by the ADSs reported in this column is included in the amount reported in the “Class A Ordinary Share” column of the table.

(1)
Consists of (i) 4,891,021 Class A Ordinary Shares, (ii) 268,726,545 Class A Ordinary Shares represented by 5,971,701 ADSs, and (iii) 170,258,970 Class B Ordinary Shares.

(2)
Consists of (i) 2 Class A Ordinary Shares; (ii) 71,684,685 Class A Ordinary Shares represented by 1,592,993 ADSs; and (iii) 130,140 Class A Ordinary Shares (represented by 2,892 ADSs) issuable upon vesting of restricted share units held by Mr. Liu within 60 days after August 27, 2025.

(3)
Based solely on a Schedule 13G filed on December 18, 2024, of information as of December 9, 2024, and represents 93,358,710 Class A Ordinary Shares beneficially owned by Cosmic Giant International Ltd., a British Virgin Islands company. The address or principal business office of Cosmic Giant International Ltd. is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Factors with Respect to our Decision whether to Voluntarily Suspend our Reporting Obligations with the SEC
As of August 27, 2025, our Class A Ordinary Shares and ADSs were held of record by approximately 147 persons. Because our Class A Ordinary Shares and ADSs are currently held by less than 300 persons, we were eligible to voluntarily suspend our reporting obligations prior to the Offer and will continue to be eligible for suspension of our reporting obligations immediately after the completion of the Offer. We are currently considering, and may decide, to suspend our reporting obligations under the Exchange Act following the completion of the Offer. We intend to decide whether we will suspend our reporting obligations prior to December 31, 2025 based on our cost analysis of our ongoing reporting obligations and the trading and liquidity of our ADSs in the over-the-counter market, as reported by the Pink Limited Market. As a result, if we decide to suspend our reporting obligations with the SEC, we would no longer file periodic reports with the SEC, including, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, we would no longer be subject to the SEC’s requirements to file proxy statements on Schedule 14A or Section 16 ownership reports.

The ADS Letter of Transmittal and any other required documents should be sent or delivered by each holder of ADS or the ADS holder’s broker, dealer, commercial bank, trust company or nominee to the Tender Agent at one of its addresses set forth below. To confirm delivery of the ADS Letter of Transmittal, ADS holders are directed to contact the Tender Agent.
The Tender Agent for ADSs tendered in the Offer is:
Citibank, N.A.
By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
The Class A Instruction Form and any other required documents should be sent or delivered by each holder of Class A Ordinary Shares not represented by ADS or such Class A Ordinary Shareholder’s broker, dealer, commercial bank, trust company or nominee to the Registrar at its address set forth below. To confirm delivery of Class A Ordinary Shares not represented by ADSs, holders of Class A Ordinary Shares not represented by ADSs are directed to contact the Registrar.
The Registrar for Class A Ordinary Shares not represented by ADSs tendered in the Offer is:
Maples Fund Services (Cayman) Limited
c/o Maples Fund Servies (Asia) Limited
16th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Attention: Investor Services Department (MCCS)
e-mail address: mfs-mccs@maples.com
The Information Agent for the Offer is:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Call Toll-Free Within the United States: (866) 585-6991
From Outside of the United States: (518) 861-3759
The Dealer Manager for the Offer is:
Needham & Company
Needham & Company, LLC
Corporate Services
250 Park Avenue, 10th Floor
New York, New York 10177
Phone: (212) 371-8300
or
(800) 903-3268 (Call Toll Free)

ANNEX A
ADS Letter of Transmittal
Letter of Transmittal
for Tender of Class A Ordinary Shares represented by American Depositary Shares, including those American Depositary Shares subject to transfer restrictions (collectively, “ADSs”)
Pursuant to the Offer to Purchase for cash, dated September 3, 2025, as amended by the Supplemental
Notice, dated September 12, 2025
by
Moatable, Inc.
of
Up to 225,000,000 of its Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs)
at a Purchase Price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS)
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 30, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).
This Letter of Transmittal should be (a) completed and signed in the space provided below and in the space provided on the IRS Form W-9 below (or an appropriate IRS Form W-8, as applicable) and (b) mailed to Citibank, N.A, as Tender Agent (the “Tender Agent”), at one of the following addresses:
By Mail: Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
For Information:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Call U.S. Toll-Free: +1 (866) 585-6991
Call International: +1 (518) 861-3759
Pursuant to the Offer to Purchase, the undersigned tenders the following ADSs of Moatable, Inc. (the “Company”):
ITEM A: DESCRIPTION OF ADSs TENDERED
Names(s) and Address(es) of Registered ADS Holder(s)*	ADSs Tendered (Attach additional signed list if necessary)
	Total Number of ADSs held in Book-Entry Form**	Number of ADSs Tendered***

Total ADSs

ITEM A: DESCRIPTION OF ADSs TENDERED
Names(s) and Address(es) of Registered Holder(s)*	ADSs Tendered (Attach additional signed list if necessary)
	Total Number of ADSs held in Book-Entry Form**	Number of ADSs Tendered***

*
For ADS holders who hold their ADSs in book-entry form on the books and records of Citibank, N.A., as depositary (the “Depositary”), the name of the Registered Holder must be exactly as it appears on the books and records of the Depositary.

**
Only include ADSs that are held in book-entry form on the books and records of the “Depositary”. Do NOT include any ADSs to be transferred by means of the DTC book-entry system.

***
Unless otherwise indicated, it will be assumed that all ADSs described above are being tendered. See Instruction 4.

Please fill in all applicable blanks, follow all instructions carefully and sign this Letter of Transmittal in the appropriate space provided below. The Letter of Transmittal and IRS Form W-9 (or an appropriate IRS Form W-8, as applicable), must be delivered to the Tender Agent at one of the addresses set forth above.
DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE TENDER AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT CONSTITUTE VALID DELIVERY TO THE TENDER AGENT.
READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND
COMPLETE THE IRS FORM W-9 OR, IF APPROPRIATE, IRS FORM W-8.
This Letter of Transmittal (together with any amendments and supplements thereto, this “Letter of Transmittal”) is to be used for delivery of American Depositary Shares, including those American Depositary Shares subject to transfer restrictions (collectively, the “ADSs”), each representing 45 Class A ordinary shares, par value $0.001 per share, of Moatable, Inc. (the “Company,” “we,” “us” or “our”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated September 3, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase,” and together with this Letter of Transmittal and other related materials, as each may be amended or supplemented from time to time, the “Offer”).
Tendering securityholders must timely deliver all documents required by this Letter of Transmittal to the Tender Agent by 12:00 midnight, New York City time, at the end of the day on September 30, 2025, unless we extend or terminate the Offer (such date and time, as they may be extended, the “Expiration Time”). When used together with a specific time, the term Expiration Time refers to the date on which the Offer expires. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.
Your attention is directed in particular to the following:
1.
If you wish to retain ADSs you own, you do not need to take any action.

2.
The purchase price will be $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) (the “Purchase Price”).

The undersigned understands that the tender of the ADSs is not effective until the Tender Agent is deemed to have received the ADSs reflected on this Letter of Transmittal which must be properly completed and duly executed, together with all accompanying evidence(s) of authority in a form satisfactory to the Company and any other required documents.
ODD LOTS
(SEE INSTRUCTION 10)
As described in the Supplemental Notice, dated September 12, 2025, under certain conditions, holders of a total of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) may have their tendered ADSs accepted for payment before any proration of other Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Accordingly, this section is to be completed only if ADSs are being tendered by or on behalf of a person who held or beneficially owned, as of the close of business on the date set forth on the signature page hereto, and who continues to hold or beneficially own, as of the Expiration Time, an aggregate of less than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). The undersigned either (check one box):
☐   held or beneficially owned an aggregate of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), all of which are being tendered; or
☐   is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering on behalf of a person who held or beneficially owned ADSs and (ii) believes, based upon representations made to it, that such person held or beneficially owned an aggregate of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) and is tendering all of such Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs).
NOTE:   SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:
The undersigned hereby tenders to Moatable, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company,” “we,” “us” or “our”), the above-described ADSs, each representing 45 Class A ordinary shares, par value $0.001 per share, at the price per ADS indicated in this Letter of Transmittal, net to the seller in cash, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., the Company’s ADS depositary (the “ADSs Depositary”), less any applicable withholding taxes, and without interest, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated September 3, 2025 (together with any amendments or supplements thereto, including the Supplemental Notice, dated September 12, 2025, the “Offer to Purchase”), this Letter of Transmittal (together with any amendments or supplements thereto, this “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and this Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged.
Subject to and effective on acceptance for payment of, and payment for, ADSs tendered pursuant to this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby agrees to sell, assign and transfer to the Company, or upon the order of the Company will sell, assign and transfer to the Company, all right, title and interest in and to all ADSs that are being tendered hereby, to the full extent of the undersigned’s rights with respect to such tendered ADSs to:
1.    present such tendered ADSs for transfer on the Depositary’s books;
2.    transfer ownership of such tendered ADSs into the account books maintained by The Depository Trust Company (which, in the Offer, is called the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by Citibank, N.A., the tender agent for the Offer (the “Tender Agent”) of the aggregate purchase price (less any applicable withholding taxes, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., without interest) with respect to such tendered ADSs;
and
3.    receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered ADSs, all in accordance with the terms of and subject to the conditions of the Offer.
The undersigned hereby represents and warrants that the undersigned:
1.    has a “net long position” in ADSs or equivalent securities that is at least equal to the number of ADSs being tendered;
2.    has full power and authority to tender, sell, assign and transfer the tendered ADSs and that, when the same are accepted for payment, the Company will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered ADSs, and the same will not be subject to any adverse claim or right; and
3.    will, on request by the Tender Agent or the Company, execute any additional documents deemed by the Tender Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered ADSs (and any and all such other ADSs or other securities or rights), all in accordance with the terms of and subject to the conditions of the Offer.
All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
The undersigned understands that:
1.    the tender of ADSs properly tendered pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal and not properly withdrawn pursuant to Section 4 of the Offer to Purchase constitutes the undersigned’s acceptance of the terms and conditions of the Offer, and the Company’s acceptance for payment of the ADSs tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Offer;
2.    it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for a person, acting alone or in concert with others, directly or indirectly, to tender ADSs for such person’s own account unless, at the time of tender and at the Expiration Time (as defined in the Offer to Purchase), such person has a “net long position” in (i) the ADSs that is equal to or greater than the amount tendered, and will deliver or cause to be delivered such ADSs for the purpose of tender to the Company within the period specified in the Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into ADSs or equivalent securities that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such ADSs by conversion, exchange or exercise of such equivalent securities that is at least equal to the number of ADSs being tendered to the extent required by the terms of the Offer, and will deliver or cause to be delivered such ADSs so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of ADSs made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering securityholder’s representation and warranty to the Company that (i) such securityholder has a “net long position” in ADSs or equivalent securities that is at least equal to the number of ADSs being tendered within the meaning of Rule 14e-4, and (ii) such tender of ADSs complies with Rule 14e-4; the Company will, upon the terms and subject to the conditions of the Offer, purchase ADSs properly tendered and not properly withdrawn at a price of $3.00 per ADS (the “Purchase Price”); upon the terms and subject to the conditions of the Offer, the Company will accept for payment up to 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) (or such greater number as we may elect to purchase, subject to applicable law). The Company may increase the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer.
The undersigned also acknowledges that:
1.    the Company reserves the right, in its sole discretion, to increase or decrease the Purchase Price and to increase or decrease the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) sought for tender in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), if more than 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are tendered in the Offer the Company may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) without extending the Offer;
2.    only Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn, will be purchased upon the terms and subject to the conditions of the Offer. However, because of proration and the “odd lot” priority provisions described in the Offer to Purchase, the Company may not purchase all of the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) tendered if more than 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are properly tendered and not properly withdrawn;
3.    ADSs not purchased in the Offer, including ADSs not purchased because of proration, will be returned to you at the Company’s expense promptly after the Expiration Time;
4.    upon the terms and subject to the conditions of the Offer and subject to applicable law, the Company expressly reserves the right, in its sole discretion, (i) upon the occurrence of any of the events set forth in Section 6 of the Offer to Purchase, (a) to terminate the Offer and return all tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) to tendering securityholders, (b) extend the Offer and, subject to withdrawal rights as set forth in the Offer to Purchase, retain all of the tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) until the expiration of the Offer as so extended, (c) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn prior to the Expiration Time, subject to proration or (d) delay acceptance of payment or payment for Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), subject to applicable law, until satisfaction or waiver of the conditions to the Offer, and (ii) to extend the period of time during which the Offer is open, and thereby delay acceptance for payment of, and payment for, any Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), by giving oral or written notice of such extension to the Tender Agent and making a public announcement thereof. During any such extension, all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) previously properly tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering securityholder to withdraw such securityholder’s Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs);
5.    the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) pursuant to the Offer; and
6.    THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS OF CLASS A ORDINARY SHARES (INCLUDING CLASS A ORDINARY SHARES REPRESENTED BY ADSs) BE ACCEPTED FROM OR ON BEHALF OF, SECURITYHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE ANY ACTIONS NECESSARY FOR US TO MAKE THE OFFER TO SECURITYHOLDERS IN ANY SUCH JURISDICTION.
The undersigned agrees to all of the terms and conditions of the Offer.
Unless otherwise indicated below in the box captioned “Special Payment Instructions,” please remit payment (in the case of holders of Restricted ADSs (as defined in the Deposit Agreement and hereinafter used as so defined) (CUSIP No.: 759892979), by wire, and in the case of holders of ADSs (CUSIP No.: 759892300), by check) for the purchase price for ADSs accepted for payment (less any applicable withholding taxes and without interest, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) to the registered holder(s) appearing under Item A. “Description of ADSs Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please remit payment (in the case of holders of Restricted ADSs (as defined in the Deposit Agreement and hereinafter used as so defined) (CUSIP No.: 759892979), by wire, and in the case of holders of ADSs (CUSIP No.: 759892300), by check) for the purchase price for ADSs accepted for payment (less any applicable withholding taxes and without interest, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) to the address(es) of the registered owner(s) appearing under Item A. “Description of ADSs Tendered.” For purposes of this Letter of Transmittal, “Deposit Agreement” shall mean that certain Deposit Agreement, dated as of May 4, 2011, as amended by Amendment No. 1 to Deposit Agreement, dated as of February 6, 2017, and by Amendment No. 2 to Deposit Agreement, dated as of January 9, 2020, by and among the Company, Citibank, N.A., as ADS Depositary, and all Holders and Beneficial Owners of ADSs issued thereunder (each as defined therein).
In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price (less any applicable withholding taxes and without interest, less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) for ADSs accepted for payment in the name(s) of, and deliver such check to the person or persons so indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to ADSs for which Special Payment Instructions have been given. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any ADSs from the name of the registered holder(s) thereof if the Company does not accept for payment any of ADSs so properly tendered.

ITEM B: SPECIAL PAYMENT INSTRUCTIONS
To be completed ONLY if the check for the purchase price for ADSs accepted for payment (less any applicable withholding taxes and without interest, and less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) is to be issued in the name of someone other than the person(s) specified in Item A. See Instruction 1, 4, 5 and 6.
Issue the check which I am entitled to receive to:
Name (Please Type or Print)
Address

(Include Zip Code)
(Taxpayer Identification or Social Security Number)
ITEM C: SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if delivery of the check (less any applicable withholding taxes and without interest, and less a cash distribution fee of $0.05 per tendered ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., as ADS Depositary) is to be made to an address other than that specified in Item A, or to an address other than that appearing in Item B (if filled in). See Instruction 1, 4, 5 and 6.
Deliver the check which I am entitled to receive to:
Name (Please Type or Print)
Address

(Include Zip Code)
(Taxpayer Identification or Social Security Number)

IMPORTANT: SECURITYHOLDERS SIGN HERE
(PLEASE ALSO COMPLETE IRS FORM W-9 OR APPROPRIATE IRS FORM W-8)
Signature of Owner(s):
Signature(s) of Owner(s):
Dated:
(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) ADSs as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 4).
Name(s):	(Please Print)
Capacity (full title):	(Please Print)
Address:	(Include Zip Code)
Daytime Area Code and Telephone Number:
Taxpayer Identification or Social Security No.:

COMPLETE IRS FORM W-9 OR APPROPRIATE IRS FORM W-8.
GUARANTEE OF SIGNATURE(S)
(FOR USE BY ELIGIBLE INSTITUTIONS ONLY;
SEE INSTRUCTIONS 1 AND 4)
Name of Firm:	(Please Print)
Address:	(Include Zip Code)
Authorized Signature:
Name:	(Please Print)
Area Code and Telephone Number:
Dated:
NOTE: A notarization by a notary public is not acceptable.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1.   Guarantee of Signatures.   No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) of ADSs tendered herewith, unless such registered holder(s) has or have completed the box captioned “Special Delivery Instructions” or the box captioned “Special Payment Instructions” on this Letter of Transmittal or (ii) such ADSs are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution” as the term is defined in Exchange Act Rule 17Ad-15 (each an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4. If you have any questions regarding the need for a signature guarantee, please call Georgeson LLC (the “Information Agent”) toll-free at (866) 585-6991.
2.   Requirements of Tender.   This Letter of Transmittal is to be completed by holders of ADSs. A separate Instruction Form has been provided and is to be completed by holders of Class A Ordinary Shares not represented by ADSs. For a securityholder to properly tender ADSs pursuant to the Offer, (i) this Letter of Transmittal, properly completed and duly executed, including any required signature guarantees, and all other documents required by this Letter of Transmittal must be received by the Tender Agent at one of its addresses set forth on the back cover of the Offer to Purchase prior to the Expiration Time, or (ii) a securityholder’s ADSs must be delivered pursuant to the procedures for book-entry transfer described in the Offer to Purchase (and a properly completed and duly executed Letter of Transmittal), unless an Agent’s Message (as defined in the Offer to Purchase) confirming such delivery is received by the Tender Agent by the Expiration Time.
Tenders of ADSs made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. To withdraw tendered ADSs, securityholders must deliver a written notice of withdrawal to the Tender Agent within the prescribed time period at one of the addresses set forth in this Letter of Transmittal. If we have not accepted for payment the ADSs you have tendered to us, you may also withdraw your ADSs at any time after 12:00 Midnight, New York City time, at the end of the day on October 30, 2025, the completion of the 40th business day following the commencement of the Offer.
Any notice of withdrawal must specify the name of the tendering securityholder, the number of ADSs to be withdrawn, and the name of the registered holder of such ADSs. Withdrawals may not be rescinded and any ADSs withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn ADSs are properly re-tendered prior to the Expiration Time by following the procedures described above.
THE METHOD OF DELIVERY OF ADSs, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SECURITYHOLDER. ADSs, AND THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE TENDER AGENT. WHEN DELIVERING BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional ADSs will be purchased. All tendering securityholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their ADSs.
3.   Inadequate Space.   If the space provided in this Letter of Transmittal is inadequate, the number of ADSs should be listed on a separate signed schedule attached hereto. The same ADSs cannot be tendered more than once, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

4.   Signatures on Letter of Transmittal, Stock Powers and Endorsements.   If this Letter of Transmittal is signed by the registered holder(s) of ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on a security position listing without any change or alteration whatsoever.
If any of the ADSs tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
If this Letter of Transmittal or any stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to the Company of his or her authority to so act.
If this Letter of Transmittal is signed by the registered owner(s) of ADSs tendered hereby, no endorsements or separate stock powers are required unless payment of the purchase price is to be made to a person other than the registered owner(s). Signatures on any such stock powers must be guaranteed by an Eligible Institution.
If this Letter of Transmittal is signed by a person other than the registered owner(s) of ADSs tendered hereby, it must be accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) appear(s) on the security position listing(s). The signature(s) on any such stock power(s) must be guaranteed by an Eligible Institution.
5.   Share Transfer Taxes.   Except as otherwise provided in this Instruction 5, the Company will pay any share transfer taxes with respect to the transfer and sale of ADSs to it pursuant to the Offer. If, however, payment of the purchase price for ADSs for payment is to be made to, or if ADSs not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if ADSs tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered owner(s) or such other person(s)) will be payable on account of the transfer to such person(s) unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Letter of Transmittal.
Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to this Letter of Transmittal.
6.   Special Payment and Delivery Instructions.   If payment for the purchase price of any tendered ADSs accepted for payment is to be issued to, or in the name of, a person other than the signer of this Letter of Transmittal, or if payment is to be sent to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed (Item B and Item C).
7.   Waiver of Conditions; Irregularities.   All questions as to the number of ADSs to be accepted, the purchase price to be paid for ADSs to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs and the validity (including time of receipt) and form of any notice of withdrawal of tendered ADSs will be determined by the Company, in its sole discretion, subject to applicable laws, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company may delegate power in whole or in part to the Tender Agent. The Company reserves the absolute right to reject any or all tenders of any ADSs that the Company determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. The Company also reserves the absolute right, subject to the applicable rules and regulations of the SEC, to waive any of the conditions of the Offer prior to the Expiration Time or any defect or irregularity in any tender or withdrawal with respect to any particular ADSs or any particular securityholder (whether or not the Company waives similar defects or irregularities in the case of other securityholders), and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition of the Offer is waived with respect to any particular securityholder, the same condition will be waived with respect to all securityholders. No tender or withdrawal of ADSs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing securityholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of ADSs. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time the Company determines. None of the Company, the Dealer Manager (as defined below), the Information Agent, the Tender Agent or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.
8.   Backup Withholding.   Under U.S. federal income tax laws, the Depository will be required to withhold a portion of the amount of any payments made to certain shareholders (or other payees) pursuant to the Offer, as applicable. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a U.S. Holder (as defined below) tendering ADSs in the Offer must provide the Tender Agent or other applicable withholding agent with such U.S. Holder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on a duly completed and properly executed IRS Form W-9, a copy of which can be obtained from the Tender Agent or from the IRS website (www.irs.gov), and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (a) the U.S. Holder is exempt from backup withholding, (b) the U.S. Holder has not been notified by the Internal Revenue Service (the “IRS”) that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. citizen or other U.S. person (as defined in the instructions to IRS Form W-9). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the payment of cash to such U.S. Holder pursuant to the Offer would be subject to backup withholding at the applicable statutory rate (currently 24%).
A “U.S. Holder” is any securityholder that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation or other entity treated as a corporation created or organized under the laws of the United States, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds ADSs, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding ADSs, you are urged to consult with your tax advisor regarding the tax consequences of the purchase, ownership and disposition of ADSs.
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely filed with the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.
If ADSs are held in more than one name or are not in the name of the actual owner, consult the instructions to IRS Form W-9 for guidance on which number to report. If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should consult the instructions to IRS Form W-9 for guidance on how to complete IRS Form W-9.
Non-U.S. Holders (as defined below) must provide the Tender Agent or other applicable withholding agent with a duly completed and properly executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8 in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the Tender Agent or from the IRS website (www.irs.gov). A “Non-U.S. Holder” is a securityholder that is not a U.S. Holder.
Each Holder is urged to consult its tax advisors for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or another version of IRS Form W-8 to claim exemption from backup withholding.

9.   Requests for Assistance or Additional Copies.   If you have questions or need assistance, you should contact the Information Agent or Needham & Company, LLC (the “Dealer Manager”) at their respective addresses and telephone numbers set forth on Schedule I to the Offer to Purchase. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.
10.   Odd Lots.   If the Company is to purchase fewer than all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) validly tendered and not validly withdrawn prior to the Expiration Time, the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) purchased first will consist of all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) validly tendered and not validly withdrawn prior to the Expiration Time by any securityholder who held or beneficially owned, a total of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), and who tenders all such Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in accordance with the procedures described in Section 3 of the Offer to Purchase. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal. This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in the aggregate, even if these holders have separate accounts representing fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs).
11.   Order of Purchase in Event of Proration.   As described in Section 1 of the Offer to Purchase, securityholders may designate the order in which their ADSs are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on ADSs purchased. See Section 1 and Section 12 of the Offer to Purchase.
IMPORTANT:   THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TENDER AGENT PRIOR TO THE EXPIRATION TIME, OR THE TENDERING SECURITYHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

ANNEX B
Class A Instruction Form
Maples Fund Services (Cayman) Limited (the “Registrar”)
c/o Maples Fund Services (Asia) Limited
16th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
IMMEDIATE ATTENTION REQUIRED
Re: Tender Offer by Moatable, Inc.
RESPONSE DUE BY 30th SEPTEMBER 2025, EASTERN TIME
Dear Securityholder:
Enclosed for your consideration are the Offer to Purchase, dated September 3, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”) in connection with the offer by Moatable, Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company,” or “Moatable,”), to purchase up to 225,000,000 Class A ordinary shares, par value $0.001 per share (“Class A Ordinary Shares”) (including Class A Ordinary Shares represented by any American Depositary Shares (the “ADSs”) of the Company, each representing 45 Class A Ordinary Shares), at a price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes, without interest, and with respect to ADSs a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer (as defined below) that will be paid to Citibank, N.A., the Company’s ADS depositary, upon the terms and subject to the conditions described in the Offer to Purchase and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase, the “Offer”).
The Offer will expire at 12:00 midnight, New York City time, at the end of the day on September 30, 2025, unless the Offer is extended or terminated by us (the “Expiration Time”). You must return the Instruction Form attached hereto as Annex A to Maples Fund Services (Cayman) Limited by 30th September 2025, EASTERN TIME to participate in the Offer.
Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and other related materials, which are available to the public on the United States Securities and Exchange Commission’s website at www.sec.gov.
Upon the terms and subject to the conditions of the Offer, if 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) or less are properly tendered and not properly withdrawn prior to the Expiration Time, the Company will purchase all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn. Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) acquired, if any, in the Offer will be acquired at the Purchase Price. Only Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) properly tendered and not properly withdrawn will be purchased. However, because of proration and the “odd lot” priority and provisions described in the Offer to Purchase, the Company may not purchase all of the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) tendered if more than 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are properly tendered and not properly withdrawn. Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) not purchased in the Offer will be returned to the tendering securityholders as promptly as practicable after the Expiration Time.
The Company expressly reserves the right, in its sole discretion, to change the Purchase Price and to increase or decrease the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, if more than 225,000,000 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are properly tendered in the Offer and not properly withdrawn, the Company may increase the number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) accepted for payment in the Offer by no more than 2% of the outstanding Class A Ordinary Shares

(including Class A Ordinary Shares represented by ADSs) without extending the Offer. However, if the Company purchases an additional number of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in excess of 2% of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), the Company will amend and extend the Offer to the extent required by applicable law.
This Offer is for Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Tender of any other securities, including vested options without following the procedures noted in the Offer to Purchase, will not be accepted and returned to the tendering securityholders at our expense promptly after the expiration or termination of the Offer.
If you are a holder of Class A Ordinary Shares not held in the form of ADSs, you may tender your Class A Ordinary Shares in either of the following manners:
•
You first deposit such Class A Ordinary Shares with the ADS Depositary, subject to the terms and conditions set forth in the that certain Deposit Agreement, dated as of May 4, 2011, as amended by Amendment No. 1 to Deposit Agreement, dated as of February 6, 2017 and as amended by Amendment No. 2 to Deposit Agreement, dated as of January 9, 2020 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the ADS Depositary, and all Holders and Beneficial Owners (each as defined in the Deposit Agreement) of ADSs issued thereunder, in exchange for the issuance, by the ADS Depositary, of the corresponding ADSs and complete and submit the Letter of Transmittal with respect to ADSs. The Company has agreed to pay any issuance fee payable to the ADS Depositary for the issuance of ADSs in connection with the Offer. Please provide yourself sufficient time to complete the process to deposit your Class A Ordinary Shares with Citibank, N.A., as ADS Depositary, in exchange for ADSs. Please be advised that the ADS Depositary will close its books to ADS issuances five (5) business days prior to the Expiration Time. Accordingly, if you are a holder of Class A Ordinary Shares and you wish to receive corresponding ADSs to participate in the Offer, you must deposit your Class A Ordinary Shares with the ADS Depositary at least five (5) business days prior to Expiration Time. or

•
You complete and submit the Instruction Form with respect to Class A Ordinary Shares to Maples Fund Services (Cayman) Limited, the Company’s registrar (the “Registrar”) and, if your Class A Ordinary Shares are in certificated form, include such certificate(s) with the Class A Instruction Form.

If you are a holder of vested options, you may exercise your vested options and receive Class A Ordinary Shares, which you may then tender as described above for Class A Ordinary Shares. You must exercise your options sufficiently in advance of the Expiration Time to receive your Class A Ordinary Shares in order to tender. An exercise of an option cannot be revoked even if Class A Ordinary Shares received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.
[Reminder of Page Internationally Left Blank]

Annex A
INSTRUCTION FORM FOR CLASS A ORDINARY SHARES NOT HELD IN THE FORM OF ADSs
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 3, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”) and other related materials (together with any amendments or supplements thereto and the Offer to Purchase, the “Offer”) in connection with the offer by Moatable, Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), to purchase up to 225,000,000 Class A ordinary shares, par value $0.001 per share (“Class A Ordinary Shares”) (including Class A Ordinary Shares represented by American Depositary Shares (the “ADSs”) of the Company, each representing 45 Class A Ordinary Shares), at a price of $3.00/45 per Class A Ordinary Share (or $3.00 per ADS) (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes, without interest, and with respect to ADSs, less a cash distribution fee of $0.05 per ADS accepted for purchase in the Offer that will be paid to Citibank, N.A., the Company’s ADS depositary, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.
The undersigned hereby instruct(s) you to tender to the Company the number of Class A Ordinary Shares indicated below, or, if no number is specified, all Class A Ordinary Shares you hold for the account of the undersigned, at the price per Class A Ordinary Share indicated below, upon the terms and subject to the conditions of the Offer.
Aggregate Number Of Class A Ordinary Shares To Be Tendered By You For The Account Of The Undersigned:
                  Class A Ordinary Shares*.
* Unless otherwise indicated, it will be assumed that all Class A Ordinary Shares held by us for your account are to be tendered.
ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, holders of a total of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) may have their tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) accepted for payment before any proration of other tendered Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Accordingly, this section is to be completed only if Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are being tendered by or on behalf of a person who held or beneficially owned, as of the close of business on the date set forth on the signature page hereto, and who continues to hold or beneficially own, as of the Expiration Time, an aggregate of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs).
By checking the following checkbox, the undersigned hereby represents that the undersigned held or beneficially owned of an aggregate of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) and is tendering all of such Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs): ☐
The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
The Company’s Board of Directors has authorized the Company to make the Offer. However, none of the Company, any of the members of its Board of Directors, Georgeson LLC, the information agent for the Offer (the “Information Agent”), the Registrar, or Needham & Company, LLC, the dealer manager for the Offer (the “Dealer Manager”) makes any recommendation to securityholders as to whether they should tender or refrain from tendering their Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). None of the Company, any of the members of its Board of Directors, the Information Agent, the Registrar or the Dealer Manager has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs). Securityholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering your Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) and, if deciding to tender and how many Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) to tender.
I understand that if I sign, date and return this Instruction Form but do not provide Maples Fund Services (Cayman) Limited and Moatable with direction, Moatable will treat this action as an instruction by me not to tender the Class A Ordinary Shares held by me.
Name:
Signature:
Taxpayer Identification or
Social Security No.:
Address(es):
Daytime Telephone #:
Date:
Return this form to:
Maples Fund Services (Cayman) Limited
c/o Maples Fund Servies (Asia) Limited
16th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Attention: Investor Services Department (MCCS)
e-mail address: mfs-mccs@maples.com

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1.   Guarantee of Signatures.   No signature guarantee is required on this Instruction Form if this Instruction Form is signed by the registered holder(s) of Class A Ordinary Shares tendered herewith. In all other cases, all signatures on this Instruction Form must be guaranteed by an Eligible Institution. See Instruction 4. If you have any questions regarding the need for a signature guarantee, please call Georgeson LLC (the “Information Agent”) toll-free at (866) 585-6991.
2.   Requirements of Tender.   This Instruction Form is to be completed by holders of Class A Ordinary Shares not represented by ADSs. A separate Letter of Transmittal has been provided and is to be completed by holders of Class A Ordinary Shares represented by ADSs. For a securityholder to properly tender Class A Ordinary Shares pursuant to the Offer, (i) this Instruction Form, properly completed and duly executed, including any required signature guarantees, and all other documents required by this Instruction Form must be received by Maples Fund Services (Cayman) Limited (the “Registrar”) at its address set forth above prior to the Expiration Time.
Tenders of Class A Ordinary Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. To withdraw Class A Ordinary Shares, securityholders must deliver a written notice of withdrawal to the Registrar within the prescribed time period at the address set forth above. If we have not accepted for payment the Class A Ordinary Shares you have tendered to us, you may also withdraw your Class A Ordinary Shares at any time after 12:00 Midnight, New York City time, at the end of the day on October 30, 2025, the completion of the 40th business day following the commencement of the Offer.
Any notice of withdrawal must specify the name of the tendering securityholder, the number of Class A Ordinary Shares to be withdrawn, and the name of the registered holder of such Class A Ordinary Shares. Withdrawals may not be rescinded and any Class A Ordinary Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Class A Ordinary Shares are properly re-tendered prior to the Expiration Time by following the procedures described above.
THE METHOD OF DELIVERY OF CLASS A ORDINARY SHARES, THIS INSTRUCTION FORM AND ANY OTHER REQUIRED DOCUMENTS IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SECURITYHOLDER. CLASS A ORDINARY SHARES, AND THIS INSTRUCTION FORM AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE REGISTRAR. WHEN DELIVERING BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Class A Ordinary Shares will be purchased. All tendering securityholders, by execution of this Instruction Form, waive any right to receive any notice of the acceptance for payment of their Class A Ordinary Shares.
3.   Inadequate Space.   If the space provided in this Instruction Form is inadequate, the number of Class A Ordinary Shares should be listed on a separate signed schedule attached hereto. The same Class A Ordinary Shares cannot be tendered more than once, unless previously properly withdrawn.
4.   Signatures on Instruction Form, Stock Powers and Endorsements.   If this Instruction Form is signed by the registered holder(s) of Class A Ordinary Shares tendered hereby, the signature(s) must correspond with the name(s) as written on a security position listing without any change or alteration whatsoever.
If any of the Class A Ordinary Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Instruction Form.
If this Instruction Form or any stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to the Company of his or her authority to so act.
If this Instruction Form is signed by the registered owner(s) of Class A Ordinary Shares tendered hereby, no endorsements or separate stock powers are required unless payment of the purchase price is to be made to a person other than the registered owner(s). Signatures on any such stock powers must be guaranteed by an Eligible Institution.
If this Instruction Form is signed by a person other than the registered owner(s) of Class A Ordinary Shares tendered hereby, it must be accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) appear(s) on the security position listing(s). The signature(s) on any such stock power(s) must be guaranteed by an Eligible Institution.
5.   Share Transfer Taxes.   Except as otherwise provided in this Instruction 5, the Company will pay any share transfer taxes with respect to the transfer and sale of Class A Ordinary Shares to it pursuant to the Offer. If, however, payment of the purchase price for Class A Ordinary Shares for payment is to be made to, or if Class A Ordinary Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Class A Ordinary Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Instruction Form, the amount of any share transfer taxes (whether imposed on the registered owner(s) or such other person(s)) will be payable on account of the transfer to such person(s) unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Instruction Form.
Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to this Instruction Form.
6.   Waiver of Conditions; Irregularities.   All questions as to the number of Class A Ordinary Shares to be accepted, the purchase price to be paid for Class A Ordinary Shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Class A Ordinary Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Class A Ordinary Shares will be determined by the Company, in its sole discretion, subject to applicable laws, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company reserves the absolute right to reject any or all tenders of any Class A Ordinary Shares that the Company determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. The Company also reserves the absolute right, subject to the applicable rules and regulations of the SEC, to waive any of the conditions of the Offer prior to the Expiration Time or any defect or irregularity in any tender or withdrawal with respect to any particular Class A Ordinary Shares or any particular securityholder (whether or not the Company waives similar defects or irregularities in the case of other securityholders), and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition of the Offer is waived with respect to any particular securityholder, the same condition will be waived with respect to all securityholders. No tender or withdrawal of Class A Ordinary Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing securityholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Class A Ordinary Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time the Company determines. None of the Company, the Dealer Manager, the Information Agent, the Registrar or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.
7.   Backup Withholding.   Under U.S. federal income tax laws, the Company will be required to withhold a portion of the amount of any payments made to certain shareholders (or other payees) pursuant to the Offer, as applicable. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a U.S. Holder (as defined below) tendering Class A Ordinary Shares in the Offer must provide the Company or other applicable withholding agent with such U.S. Holder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on a duly completed and properly executed IRS Form W-9, a copy of which can be obtained from the IRS website (www.irs.gov), and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (a) the U.S. Holder is exempt from backup withholding, (b) the U.S. Holder has not been notified by the Internal Revenue Service (the “IRS”) that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. citizen or other U.S. person (as defined in the instructions to IRS Form W-9). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the payment of cash to such U.S. Holder pursuant to the Offer would be subject to backup withholding at the applicable statutory rate (currently 24%).
A “U.S. Holder” is any securityholder that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation or other entity treated as a corporation created or organized under the laws of the United States, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds Class A Ordinary Shares, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding Class A Ordinary Shares, you are urged to consult with your tax advisor regarding the tax consequences of the purchase, ownership and disposition of Class A Ordinary Shares.
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely filed with the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.
If Class A Ordinary Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to IRS Form W-9 for guidance on which number to report. If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should consult the instructions to IRS Form W-9 for guidance on how to complete IRS Form W-9.
Non-U.S. Holders (as defined below) must provide the Company, the Registrar or other applicable withholding agent with a duly completed and properly executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8 in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the IRS website (www.irs.gov). A “Non-U.S. Holder” is a securityholder that is not a U.S. Holder.
Each Holder is urged to consult its tax advisors for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or another version of IRS Form W-8 to claim exemption from backup withholding.
8.   Requests for Assistance or Additional Copies.   If you have questions or need assistance, you should contact the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on Schedule I to the Offer to Purchase. If you require additional copies of the Offer to Purchase, this Instruction Form, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.
9.   Odd Lots.   If the Company is to purchase fewer than all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) validly tendered and not validly withdrawn prior to the Expiration Time, the Class A Ordinary Shares (including Class A Ordinary Shares represented by ADS) purchased first will consist of all Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) validly tendered and not validly withdrawn prior to the Expiration Time by any securityholder who held or beneficially owned, a total of fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), and who tenders all such Class A Ordinary Shares (including Class A Ordinary

Shares represented by ADSs) in accordance with the procedures described in Section 3 of the Offer to Purchase. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Instruction Form. This preference is not available to partial tenders or registered holders or beneficial owners of 100 or more Class A Ordinary Shares (including Class A Ordinary Shares represented by ADS) in the aggregate, even if these holders have separate accounts representing fewer than 100 Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs).
10.   Order of Purchase in Event of Proration.   Securityholders may designate the order in which their Class A Ordinary Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on Class A Ordinary Shares purchased. See Section 1 and Section 12 of the Offer to Purchase.
IMPORTANT: THIS INSTRUCTION FORM, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE REGISTRAR PRIOR TO THE EXPIRATION TIME, OR THE TENDERING SECURITYHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.